Exhibit (a)(1)(v)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

GenMark Diagnostics, Inc.

at

$24.05 Net per Share

Pursuant to the Offer to Purchase

Dated March 25, 2021

by

Geronimo Acquisition Corp.

a wholly owned subsidiary of

Roche Holdings, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,

AT THE END OF THE DAY ON WEDNESDAY, APRIL 21, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated March 25, 2021 (the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, collectively the “Offer”) in connection with the offer by Geronimo Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of GenMark Diagnostics, Inc., a Delaware corporation (“GenMark”), for $24.05 per Share (the “Offer Price”), in cash, without interest, subject to any withholding of taxes required by applicable law and upon the terms and subject to the conditions set forth in the Offer. Also enclosed is GenMark’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer Price is $24.05 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes and upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 12, 2021 (the “Merger Agreement”), among GenMark, Parent and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable after consummation of the Offer and subject to the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will merge with and into GenMark (the “Merger”), with GenMark continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger, each outstanding Share (other than shares held by GenMark, any of its subsidiaries, Parent, Purchaser or any other subsidiary of Parent, or any stockholders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive the Offer Price in cash, without interest and subject to deduction for any required withholding taxes. The Merger Agreement is more fully described in Section 13 of the Offer to Purchase.

4.

The Board of Directors of GenMark (the “GenMark Board”) has duly and unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are in the best interests of GenMark and its stockholders; (iii) agreed that the Merger Agreement will be effected under Section 251(h) of the DGCL; and (iv) resolved to recommend that GenMark’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer. GenMark has been advised that all of its directors and executive officers intend to tender all of their transferrable Shares pursuant to the Offer.

5.	The Offer and withdrawal rights expire at 12:00 midnight. Eastern Time, at the end of Wednesday, April 21, 2021, unless the Offer is extended (as it may be extended, the “Expiration Time”).

6.	The Offer is not subject to any financing condition. The conditions to the Offer are described in Sections 15 and 16 of the Offer to Purchase.

7.

If you are the record holder of your shares (i.e., a stock certificate or uncertificated stock has been issued to you) and you directly tender your shares to us in the Offer, you will not have to pay brokerage fees or similar expenses. If you own your shares through a broker, dealer, commercial bank, trust company or other nominee, and your broker, dealer, commercial bank, trust company or other nominee tenders your shares on your behalf, they may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See the “Introduction” of the Offer to Purchase.

8.

Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a current rate of 24% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Citigroup Global Markets or one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Nothing contained herein or in the enclosed documents shall render you the agent of Purchaser, Parent, GenMark, the Information Agent (as defined in the Offer to Purchase), or the Depositary (as defined in the Offer to Purchase) or any affiliate of any of them or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Offer other than the enclosed documents and the statements contained therein.

Instruction Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

GenMark Diagnostics, Inc.

at

$24.05 Net per Share

Pursuant to the Offer to Purchase

Dated March 25, 2021

by

Geronimo Acquisition Corp.

a wholly owned subsidiary of

Roche Holdings, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 25, 2021 and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the “Offer”), in connection with the offer by Geronimo Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of GenMark Diagnostics, Inc., a Delaware corporation (“GenMark”), at a purchase price of $24.05 per Share, net to the seller in cash, without interest, subject to any required withholding and upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:		SIGN HERE

Shares*
Signature(s)
Dated
Name(s) (Please Print)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.